SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2005

Imergent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Other Jurisdiction of Incorporation)

000-27941	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

754 East Technology Avenue Orem, Utah	84097
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004

(Registrant’s Telephone Number, Including Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On October 3, 2005, iMergent, Inc. (the “Company”) received and is addressing a notice from the staff of the American Stock Exchange indicating that because the Company had not filed its Form 10-K for the period ended June 30, 2005 in accordance with Sections 134 and 1101 of the Amex Company Guide, the Company’s securities are subject to potential delisting from the American Stock Exchange. The Company is required to submit a plan of compliance to the American Stock Exchange on or before October 24, 2005 as to how it may come into compliance with Sections 134 and 1101. The plan must detail how the Company will be in compliance on or before January 31, 2006. The Company will submit a proposed plan of compliance to the American Stock Exchange.  Further the American Stock Exchange notified the Company that its stock will be subject to the indicator .LF (the stock symbol for the Company will not change, the indicator will be added to the Consolidated Tape System and the Consolidated Quote System when ever the Company’s trading symbol is transmitted with a quotation or a trade).

     On, September 13, 2005 the Company filed a Notification of Late Filing on Form 12b-25 stating that its Form 10-K for its fiscal year ended June 30, 2005 could not be filed timely, because of management’s continuing review of the appropriate interpretation and application of generally accepted accounting principles related to revenue recognition .

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press release dated October 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

Date:	October 6, 2005	By:	/s/ Robert Lewis
Robert Lewis, Chief Financial Officer